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                            EXHIBIT 23C


               Consent of Schweizerische Treuhandgesellschaft
             Coopers & Lybrand AG, Certified Public Accountants
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                                                                     Exhibit 23C


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated August 31, 1995, on our audits of the financial statements of Gretag Data Systems AG as of December 31, 1994 and 1993 and for each of the years then ended included in Form 8-K/A of Information Resource Engineering, Inc. dated December 28, 1995. We also consent to the reference to our Firm under the caption "Experts".




                                            Schweizerische Treuhandgesellschaft-
                                                           Coopers & Lybrand AG


                                                     J. Grand   K.C. Barraclough